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                                                                    EXHIBIT 21.1

SUBSIDIARY                                                     JURISDICTION OF ORGANIZATION
----------                                                     ----------------------------
Gregg Industries, Inc.                                              California
Cast Alloys, Inc.                                                   California
Advanced Cast Products, Inc.                                        Delaware
Mercer Forge Corporation                                            Delaware
Belcher Corporation                                                 Delaware
Mercer Forge Corporation                                            Delaware
Dalton Corporation                                                  Indiana
Dalton Corporation, Warsaw, Manufacturing Facility                  Indiana
Dalton Corporation, Kendallville, Manufacturing Facility            Indiana
Deeter Foundry, Inc.                                                Nebraska
Dalton Corporation, Stryker Machining Facility Co.                  Ohio
Dalton Corporation, Ashland Manufacturing Facility                  Ohio
Peerless Corporation                                                Ohio
A&M Specialties, Inc.                                               Pennsylvania
Neenah Transport, Inc                                               Wisconsin